UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2002

BIOJECT MEDICAL TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission file number: 0-15360

Oregon (State or other jurisdiction of incorporation or organization)	93-1099680 (I.R.S. Employer Identification No.)

7620 SW Bridgeport Road Portland, Oregon (Address of principal executive offices)	97224 (Zip Code)

Registrant’s telephone number, including area code: 503-639-7221

Item 4. Changes in Registrant’s Certifying Accountant
Item 7. Financial Statements and Exhibits
SIGNATURES

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item	Description	Page

Item 4.	Changes in Registrant's Certifying Accountant	2
Item 7.	Financial Statements and Exhibits	2
	Signatures	3

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Item 4.  Changes in Registrant’s Certifying Accountant

On May 10, 2002, due to the closure of the Portland, Oregon office of Arthur Andersen LLP, the Audit Committee of our Board of Directors approved the dismissal of our independent public accountants, Arthur Andersen LLP. Arthur Andersen LLP’s reports on our financial statements for each of the last two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Since March 31, 2000, there have not been any disagreements between us and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events as defined under Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

A copy of a letter addressed to the Securities and Exchange Commission from Arthur Andersen LLP stating that it agrees with the above statements will be filed as an amendment to this Form 8-K.

Also on May 10, 2002, based on the recommendation of the Audit Committee of our Board of Directors, we engaged the firm of KPMG LLP to be our independent public accountants. We did not consult KPMG LLP at any time since March 31, 2000 with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or concerning any disagreement or reportable event with Arthur Andersen LLP.

Item 7.  Financial Statements and Exhibits

Exhibits:

16	Letter re change in certifying accountant (to be filed as an amendment)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 10, 2002	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ JOHN GANDOLFO John Gandolfo Chief Financial Officer (Principal Financial and Accounting Officer)

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